Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2015 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting which appears in Perry Ellis International, Inc.’s Annual Report on Form 10-K for the year ended January 31, 2015.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

September 14, 2015